EXHIBIT 16.1

PATRICK RODGERS CPA, PA

309 East Citrus Street

Altamonte Springs, FL 32701

April 11, 2014

Securities and Exchange Commission 100 F Street N.E.

Washington, D.C. 20549

I have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on March 6, 2014, to be filed by our former client, Primco Management, Inc. We agree with the statements made in response to that Item insofar as they relate to my Firm.

Very truly yours,

/s/Patrick Rodgers, CPA, PA

PATRICK RODGERS, CPA, PA